EXHIBIT (10)(F)

             HARLEYSVILLE MUTUAL INSURANCE COMPANY/

                     HARLEYSVILLE GROUP INC.

          SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

          (AS AMENDED & RESTATED ON NOVEMBER 20, 1996)

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               HARLEYSVILLE MUTUAL INSURANCE COMPANY
                    HARLEYSVILLE GROUP INC.

           SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN
           ---------------------------------------------


ARTICLE NO.           TITLE OF ARTICLE                  PAGE NO.
-----------           ----------------                  --------

     I           PURPOSE                                    1
    II           DEFINITIONS                                1
   III           ADMINISTRATION                             2
    IV           EFFECTIVE DATES                            3
     V           PARTICIPATION                              3
    VI           REQUIRED MINIMUM PROFIT                    4
   VII           TARGET AWARDS                              5
  VIII           PERFORMANCE OBJECTIVES                     5
    IX           AWARD DETERMINATION                        5
     X           PAYMENT OF AWARDS                          6
    XI           DEFERRED PAYMENT ELECTION                  6
   XII           TREATMENT OF DEFERRED AMOUNTS              6
  XIII           FORFEITURE OF AWARDS                       6
   XIV           DEATH OF PARTICIPANT                       8
    XV           INCAPACITATED PARTICIPANT                  8
   XVI           AMENDMENT, SUSPENSION OR TERMINATION       8
  XVII           SUBSIDIARIES                               8
 XVIII           GOVERNING LAW                              9
   XIX           COSTS OF THE PLAN                          9
    XX           NON-ASSIGNABLE                             9
   XXI           NO EMPLOYMENT CONTRACT                     9

                          (i)


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             HARLEYSVILLE MUTUAL INSURANCE COMPANY/
                     HARLEYSVILLE GROUP INC.

          SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN
          ---------------------------------------------
           AS AMENDED & RESTATED ON NOVEMBER 20, 1996
           ------------------------------------------

                      ARTICLE I. - PURPOSE
                      --------------------

     This Amended and Restated Senior Management Incentive Compensation Plan (hereinafter referred to as the "Plan") is intended to increase the profitability of Harleysville Mutual Insurance Company and Harleysville Group Inc. (hereinafter referred to as the "Company") by providing the opportunity for senior management to earn incentive payments for outstanding achievement and performance. It is the purpose of this Plan to motivate senior management to the attainment of demanding goals by providing recognition and rewards in the form of incentive payments which may be taken in cash or deferred, at the election of each participant. The Plan has the further objective of attracting and retaining senior management personnel of superior caliber and of affording them a means of participating in the overall success of the Company's business.

                    ARTICLE II. - DEFINITIONS
                    -------------------------

     For the purposes of this Plan, the following terms shall have the meanings set forth below:

     (A)  "Board of Directors" - The Board of Directors of the
          -------------------
           Company.

     (B)  "Committee" - The Compensation & Personnel Development
          -----------
          Committee of the Board of Directors.

     (C)  "Incentive Award Year" - A calendar year for which
          ---------------------
          Performance Objectives are set under the Plan and for which incentive awards may be paid.

     (D)  "Management" - The Chief Executive Officer of the
          -----------
          Company.

     (E)  "Participant" - An Officer or manager of the Company who
          ------------
          is specifically designated as a participant by the Committee and whose participation is approved by the Board of Directors.

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     (F)  "Performance Objectives" - The important business and
          -----------------------
          financial objectives to be achieved during each Incentive Award Year as determined for each Incentive Award Year by the Committee and upon which the payment of the individual incentive awards is based.

     (G)  "Salary Range Mid-Point" - The dollar value assigned to
          -----------------------
          the mid-point in the range of salaries within each Salary Grade as determined under the Company's senior management position evaluation and salary system.

     (H)  "Target Award" - An incentive award amount determined at
          -------------
          the start of each Incentive Award Year for each Participant which would be paid if the Performance
          Objectives for such Incentive Award Year are met fully.


                  ARTICLE III. - ADMINISTRATION
                  -----------------------------
     (A) The responsibility for the implementation and administration of this Plan is delegated to the Committee. In addition to its duties as elsewhere set forth in this Plan, the Committee's functions shall include the following:

          (1) interpretation of the Plan and establishment of the rules and regulations governing Plan administration,

          (2)  determination of who is a Participant,

          (3)  determination of Target Awards,

          (4)  approval of Performance Objectives,

          (5) determination of the degree of the attainment of the Performance Objectives,

          (6) determination of the size of individual incentive awards; and

          (7) making provision for offering annually to each Participant the election of having his incentive award, if any, for the subsequent Incentive Award Year credited to a Deferred Incentive Award Account pursuant to Article XI of the Plan and to have an Interest Credit Account established pursuant to
               Article XII of the Plan.

          In reaching its decisions, the Committee shall consider recommendations made by Management. The Committee may, in discharging its responsibilities under the Plan, delegate such duties to officers or other employees of

                                2

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          the Company as it deems appropriate.  In addition the
          Committee is authorized, if the need should arise, to use the services of the Company's independent auditors to determine the level of achievement of the Performance Objectives. No Committee Member shall be eligible for an incentive award under this Plan.

     (B) Any decision or action made or taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall be conclusive and binding upon all Participants and any person claiming through or under any Participant, unless otherwise determined by the Board of Directors.

     (C) The Performance Objectives and designated Participants which have been approved by the Committee for each Incentive Award Year in accordance with Article VIII, as well as each other relevant determination made by the Committee for each Incentive Award Year, shall be set forth in written form as an Exhibit which shall be attached hereto and made a part hereof.

                  ARTICLE IV - EFFECTIVE DATES
                  ----------------------------
     This Amended and Restated Plan shall be effective for the Incentive Award Year beginning January 1, 1996. Though it is contemplated by the Company that this Plan shall continue indefinitely, the Plan is nevertheless subject to the annual approval of the Board of Directors. If by the end of an Incentive Award Year, the Board of Directors has failed to extend or renew the Plan for another year, it shall terminate as of the end of that Incentive Award Year (except that awards earned for that Incentive Award Year may be paid in the early part of the succeeding year.)

                    ARTICLE V - PARTICIPATION
                    -------------------------
     (A) Each eligible officer or manager, as determined pursuant to the definition of "Participant", shall participate in the Plan unless
          (1) the Committee shall, on or before December 1st of any Incentive Award Year, determine that he or she shall not so participate and shall so notify him; or

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          (2)  prior to the payment of an incentive award to him
               or her in accordance with Article X, his or her employment shall have been terminated, either involuntarily by the Company or voluntarily without the Company's consent, for a reason other than retirement under the Company's retirement plan, death or disability.

          If a person becomes an eligible officer of the Company during an Incentive Award Year, he or she shall be eligible to participate on the same basis as each other eligible officer, provided that he or she will be entitled to receive only that portion of his or her Target Award that he or she otherwise would have received under the Plan for the full Incentive Award Year which the number of complete calendar months of his or her participation in the Plan during such Incentive Award Year bears to twelve (12).

     (B) If, prior to the end of an Incentive Award Year, a Participant's employment with the Company ceases because of disability, retirement under the Company's retirement plan or death, he or she shall be entitled to receive only that proportion of his or her Target Award that he or she otherwise would have received under the Plan for the full Incentive Award Year which the number of complete calendar months of this participation in the Plan during such Incentive Award Year bears to twelve
          (12). If prior to the end of an Incentive Award Year, a person's employment is not terminated but such Participant's eligibility is terminated because of change of duties or position, such person shall not be entitled to any incentive award for that Incentive Award Year.

              ARTICLE VI - REQUIRED MINIMUM PROFIT
              ------------------------------------
     Prior to the beginning of each Incentive Award Year, the Board of Directors shall determine as a percentage of Net Earned Premiums, the minimum after-tax net income of the Company that must be earned for such Incentive Award Year in order for any incentive awards to be paid. Either before or as soon as practicable after the end of the Incentive Award Year, the Committee shall determine whether or not such minimum after-tax net income has been attained by the Company for the Incentive Award Year. If such minimum after-

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tax net income has been attained, incentive awards shall be paid for the Incentive Award Year; if not, no incentive awards shall be made.

                   ARTICLE VII - TARGET AWARDS
                   ---------------------------
     The Target Award for each Participant shall be determined by the Committee at or before the beginning of each Incentive Award Year, based on Management's recommendations. Each Target Award will be expressed as a percentage of a Participant's Salary Range Mid-Point. The size of the Target Award may change from year to year, at the discretion of the Committee. Once the Participant's Target Award has been established for a particular Incentive Award Year, it shall be communicated to him along with applicable Performance Objective.

              ARTICLE VIII - PERFORMANCE OBJECTIVES
              -------------------------------------
     Each Target Award shall relate directly to the attainment of Performance Objectives which shall be established at or before the beginning of each Incentive Award Year. These objectives shall be set at challenging levels so that their achievement reflects above-average performance. Performance Objectives shall be expressed in terms of the most significant performance indicators which are related to the business goals which the Company desires to achieve during the Incentive Award Year. Moreover, a "range" of achievement levels for each of the Performance Objectives, running from a "minimum" level, to a "target" level and then to a "maximum" level of achievement, as well as the relative weight to be given to each of the Performance Objectives will be established. The Committee shall have the authority, in unusual circumstances, to alter any and all of the Performance Objectives during the course of an Incentive Award Year, based on Management's recommendation.

                ARTICLE IX - AWARD DETERMINATION
                --------------------------------
     The size of the Participant's incentive award shall be determined following the close of each Incentive Award Year.

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                  ARTICLE X - PAYMENT OF AWARDS
                  -----------------------------
     The Committee shall authorize the payment of the incentive awards after final review and approval of the award determinations. Except as provided in Article XI, all incentive award payments shall be made in cash, less required statutory withholding amounts, as soon as practicable after the Committee's final approval of such payments, but no later than the March 15th following the end of each Incentive Award Year if at all possible. Payments may be made in two or more installments. The incentive award payments shall not, however, constitute earnings for purposes of determining benefits under any life insurance, salary continuation or other employee benefit plan of the Company, except as may be provided in each such plan.

             ARTICLE XI - DEFERRED PAYMENT ELECTION
             --------------------------------------
     In lieu of the form of payment set forth in Article X, a Participant may elect to file with the Company, a written, irrevocable election that the payment of all or a portion of his incentive award, if any, for an Incentive Award Year be deferred and payable, together with income accrued thereon, in accordance with the Harleysville Group Inc. Non-Qualified Deferred Compensation Plan, a copy of which shall be attached to this Plan and made a part hereof. The terms and conditions of said Non-Qualified Deferred Compensation Plan shall govern all Deferred Payment Elections, provided, however, that a Participant's interest in the Plan shall be only that of a general unsecured creditor.

           ARTICLE XII - TREATMENT OF DEFERRED AMOUNTS
           -------------------------------------------
     Any amounts deferred shall be governed pursuant to the Harleysville Group Inc. Non-Qualified Compensation Plan and subject to all the terms and conditions of said Plan. That Plan may, nevertheless, be amended from time to time by the Board of Directors.
               ARTICLE XIII - FORFEITURE OF AWARDS
               -----------------------------------
     (A) With respect to any Deferred amounts, if a Participant at any time engages in any activity that the Committee determined, in its discretion, was or is harmful to the interests of the Company, the Committee may determine

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          whether or not, and if so, the extent to which any
          deferred amount of the Participant shall be forfeited.
          This provision shall apply to:

          (1) activities that may occur prior to and that do not result in termination of service, but which become known to the Committee after termination of service;

          (2) activities that occur prior to or result in termination of service; or

          (3) activities that occur following termination of service and prior to or during the period when the Participant would otherwise be entitled to receive payment of the deferred amounts credited to his Investment Account.

          The Committee shall have the authority, in its discretion, to determine what kinds of activities shall be deemed harmful to the interests of the Company for the purposes of this Plan. A determination by the Committee under this Article, including its determination as to the time at which harmful activities commenced, shall be conclusive; provided, however, that in each case where a substantial forfeiture is determined by the Committee under this Article, the Committee's action shall be reported to the Board of Directors for its concurrence.

     (B) All deferred amounts credited to a Participant's account shall be contingent and to the extent any such amount shall not have actually been paid to a Participant, it shall not be so paid and shall be forfeited in the following circumstances (unless the Committee, in its discretion, otherwise determines in view of extenuating circumstances in a particular case):

          (1) if a Participant's employment is terminated for any reason other than death, disability or retirement under a retirement plan of the Company; or

          (2) if, after termination for employment for any reason, a Participant shall engage in activities which are harmful to the interests of the Company.

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     (C)  All account balances that are forfeited under this
          Article shall be cancelled and removed from the Company's books and records and the Company shall have no further liability in connection therewith.

              ARTICLE XIV - DEATH OF A PARTICIPANT
              ------------------------------------
     Upon the death of a Participant who has deferred amounts, any amounts payable under the Non-Qualified Deferred Compensation Plan shall be paid to the Beneficiary of the Participant in accordance with the terms and conditions of said Plan.

             ARTICLE XV - INCAPACITATED PARTICIPANT
             --------------------------------------
     If a Participant who has deferred amounts is judged incompetent or is unqualified to manage his affairs, or becomes disabled, payment shall be made in accordance with the Harleysville Group Inc. Non-Qualified Deferred Compensation Plan.

       ARTICLE XVI - AMENDMENT, SUSPENSION OR TERMINATION
       --------------------------------------------------
     While it is the present intention of the Company to grant incentive awards annually, the Board of Directors reserves the right to modify this Plan from time to time, or to repeal the Plan entirely, or to direct a discontinuance of granting incentive awards either temporarily or permanently; provided, however, that no modification or termination of this Plan shall operate to annul, without the consent of a Participant, an incentive award already granted hereunder, regardless of whether such incentive award is to be paid in cash or whether payment will be deferred in accordance with Article XI.

                   ARTICLE XVII - SUBSIDIARIES
                   ---------------------------
     In the discretion of the Committee, one or more eligible officers of a subsidiary of the Company may be allowed to participate in the Plan. In allowing such participation, the Committee may require the subsidiary to consent to the charging of such subsidiary with the amount of any incentive awards which may be made to such eligible officers. With the consent of the Committee, the terms of this Plan may be amended by the subsidiary's Board of Directors with regard to its application to

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the participation of the subsidiary's eligible officers.  Any such amendment shall be evidenced by a written addendum executed by the subsidiary. Such executed addendum shall be attached to this Plan and shall become a part hereof. For purposes of this Article, "subsidiary" shall mean any corporation, of which more than fifty percent (50%) of the issued and outstanding voting stock is owned directly, or indirectly, by the Company.

                  ARTICLE XVIII - GOVERNING LAW
                  -----------------------------
     The place of administration of this Plan shall be conclusively deemed to be within the Commonwealth of Pennsylvania and the validity, construction, interpretation, administration and effect of this Plan, and any of its rules and regulations, and the rights of any and all persons having or claiming to have an interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with the laws of the Commonwealth of Pennsylvania.

                 ARTICLE XIX - COSTS OF THE PLAN
                 -------------------------------
     The expenses incurred in administering this Plan, including any Committee fees, any charges by the Company's independent auditors, or any other costs, shall be borne by the Company and shall not be charged against the individual award payments.

                   ARTICLE XX - NON-ASSIGNABLE
                   ---------------------------
     A Participant's or beneficiary's rights and interests under this Plan may not be assigned, transferred, pledged, or hypothecated and are not subject to attachment, garnishment, execution or any other creditor's processes. The Company, within the limits of applicable law, shall be entitled to ignore any attempted assignment or alienation or any creditor's process and shall be entitled to pay any amount due directly to the Participant or Beneficiary.

              ARTICLE XXI - NO EMPLOYMENT CONTRACT
              -------------------------------------
     Neither the establishment of this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company, and all Participants

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shall remain subject to discharge to the same extent as if the Plan had never been adopted.

          TO RECORD THE AMENDMENT AND RESTATEMENT OF THIS PLAN, THE COMPANY HAS CAUSED ITS AUTHORIZED OFFICERS TO AFFIX THE CORPORATE
NAME AND SEAL HERETO THIS 20th DAY OF November, 1996.
                          ----        --------------

                         HARLEYSVILLE MUTUAL INSURANCE COMPANY
                         HARLEYSVILLE GROUP INC.

                    BY:  /s/WALTER R. BATEMAN
                         -----------------------------------------
                         Walter R. Bateman, II, President & CEO

ATTEST:

/s/ROGER A. BROWN
---------------------------------------
Roger A. Brown, Senior Vice President,
Secretary & General Counsel

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